ZIONS2024 FOURTH QUARTER J a n u a r y 2 1 , 2 0 2 5 Financial Review

FORWARD-LOOKING STATEMENTS; USE OF NON-GAAP FINANCIAL MEASURES 2 Forward Looking Information This presentation includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements include, among others: Statements with respect to the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and Statements preceded or followed by, or that include the words “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” and the negative thereof and similar words and expressions. Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, important factors that may cause material differences include: The quality and composition of our loan and investment securities portfolios and the quality and composition of our deposits; Changes in general industry, political, and economic conditions, including elevated inflation, economic slowdown or recession, or other economic challenges; changes in interest and reference rates, which could adversely affect our revenue and expenses, the value of assets and liabilities, and the availability and cost of capital and liquidity; deterioration in economic conditions that may result in increased loan and lease losses; The effects of newly enacted and proposed regulations affecting us and the banking industry, as well as changes and uncertainties in applicable laws, and fiscal, monetary, regulatory, trade, and tax policies; Actions taken by governments, agencies, central banks, and similar organizations, including those that result in decreases in revenue, increases in bank fees, insurance assessments, and capital standards; and other regulatory requirements; Judicial, regulatory and administrative inquiries, investigations, examinations or proceedings and the outcomes thereof that create uncertainty for, or are adverse to us or, the banking industry; Changes in our credit ratings; Our ability to innovate and otherwise address competitive pressures and other factors that may affect aspects of our business, such as pricing, relevance of and demand for our products and services, and our ability to recruit and retain talent; The potential for both positive and disruptive impacts of technological advancements, such as digital currencies and commerce, blockchain, artificial intelligence, quantum and cloud computing, and other innovations affecting us and the banking industry; Our ability to complete projects and initiatives and execute on our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives; Our ability to develop and maintain technology, information security systems, and controls designed to guard against fraud, cybersecurity, and privacy risks and related incidents; Our ability to provide adequate oversight of our suppliers to help us prevent or mitigate effects upon us and our customers of inadequate performance, systems failures, or cyber and other incidents by, or affecting third parties upon whom we rely for the delivery of various products and services; The effects of wars and geopolitical conflicts, and other local, national, or international disasters, crises, or conflicts that may occur in the future; Natural disasters, pandemics, catastrophic events, and other emergencies and incidents, and their impact on our and our customers’ operations, business and communities, including the increasing difficulty in, and the expense of, obtaining property, auto, business, and other insurance products; Governmental and social responses to environmental, social, and governance issues, including those with respect to climate change; Securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital; The possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and shareholders’ equity; The impact of bank closures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; Adverse news and other expressions of negative public opinion whether directed at us, other banks, the banking industry, or otherwise that may adversely affect our reputation and that of the banking industry generally; Protracted congressional negotiations and political stalemates regarding government funding and other issues, including those that increase the possibility of government shutdowns, downgrades in United States (“U.S.”) credit ratings, or other economic disruptions; and Other assumptions, risks, or uncertainties described in this presentation. We caution against the undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

Net interest margin expanded for a fourth consecutive quarter; credit losses increased in the quarter though remained at 10 bps for the year FINANCIAL PERFORMANCE 3 (1) Excludes brokered deposits. (2) See Appendix for non-GAAP financial measures. • Net earnings to common declined by $4 million versus prior quarter due to a larger credit loss provision, slightly higher noninterest expense, and one-time costs associated with the redemption of preferred stock • Adjusted pre-provision net revenue increased 19% relative to the prior-year quarter • The net interest margin increased to 3.05% primarily because interest-bearing liabilities repriced downward faster than earning asset yields • Net charge-offs were 0.24% of loans, annualized, and 0.10% for the full year • Improved efficiency ratio reflects higher adjusted revenue Key Metrics 4Q24 FY24 Net earnings to common $200 million $737 million Diluted earnings per share (GAAP) $1.34 $4.95 Adjusted pre-provision net revenue2 $312 million $1,131 million Net interest margin 3.05% 3.00% Loan growth (linked period) Ending 0.9% Average 1.1% Ending 2.8% Average 3.2% Customer deposit growth1 (linked period) Ending 0.9% Average 1.4% Ending 0.9% Average 3.8% Net charge-offs / loans (annualized) 0.24% 0.10% Return on average tangible common equity2 16.0% 16.2% Efficiency ratio2 62.0% 64.2%

DILUTED EARNINGS PER SHARE

Earnings per share decreased $0.03 versus prior quarter as improved pre-provision net revenue was offset by an increase in credit loss provision

Diluted Earnings per Share



$0.78
$0.96
$1.28
$1.37
$1.34
4Q23
1Q24
2Q24
3Q24
4Q24

EPS Impact of Provision for Credit Losses



$0
$(0.07)
$(0.03)
$(0.07)
$(0.21)
4Q23
1Q24
2Q24
3Q24
4Q24

Notable Items[1]:

4Q24:

- No items with impact > $0.05 per share during the quarter

3Q24:

- No items with impact > $0.05 per share during the quarter

2Q24:

- $0.07 per share positive impact from gains on sale of our Enterprise Retirement Solutions business and a bank-owned property

1Q24:

- $(0.07) per share negative impact from FDIC Special Assessment

4Q23:

- $(0.46) per share negative impact from FDIC Special Assessment
- $(0.05) per share negative impact from Credit Valuation Adjustment

(1) Items that were $0.05 per share or more.

4

ZIONS BANCORPORATION

PRE-PROVISION NET REVENUE (“PPNR”) 5 (1) PPNR includes taxable-equivalent revenue; Adjusted PPNR adjusts for items such as severance costs, restructuring costs, amortization of other intangibles, SBIC investment success fee accruals, FDIC special assessment, and securities gains (losses). See Appendix for non-GAAP financial measures. Linked-quarter improvement in adjusted PPNR attributable to increased revenue Linked quarter (4Q24 vs. 3Q24) • Adjusted PPNR increased 4%: • Increased net interest income; interest expense declined more than interest income • Increased customer-related noninterest income driven by record performance in capital markets income • Adjusted noninterest expense increased 2% Year-over-year (4Q24 vs. 4Q23) • Adjusted PPNR increased 19%: • Increase in net interest income primarily a result in lower funding costs; also benefited by growth in interest-earning assets • Customer-related fee income growth of 15% • Slight increase in adjusted noninterest expense $1 60 $2 26 $2 78 $3 02 $3 23 $2 62 $2 42 $2 78 $2 99 $3 12 4Q23 1Q24 2Q24 3Q24 4Q24 Pre-provision net revenue (PPNR) (non-GAAP) Adjusted PPNR (non-GAAP) PPNR1 ($ millions)

NET INTEREST INCOME & NET INTEREST MARGIN 6 Net interest income increased primarily because interest-bearing liabilities repriced downward faster than earning asset yields $583 $586 $597 $620 $627 2.91% 2.94% 2.98% 3.03% 3.05% 2.70% 2.80% 2.90% 3.00% 3.10% 3.20% $0 4Q23 1Q24 2Q24 3Q24 4Q24 Net Interest Income Net Interest Margin ($ millions) Linked quarter (4Q24 vs. 3Q24) Net interest income increased $7 million: • Interest income decreased $42 million • $26 million, or 3%, decrease on loans • $16 million, or 8%, decrease on money market and investment securities • Interest expense decreased $49 million • $32 million, or 8%, decrease on deposits • $17 million, or 21%, decrease on borrowings Year-over-year (4Q24 vs. 4Q23) Net interest income increased $44 million: • Interest income increased $22 million or 2% • Interest expense decreased $22 million or 5% • Interest paid on deposits decreased $24 million • Interest paid on borrowings increased $2 million

(0.04%) 0.03% 0.31% 0.01% (0.17%)2.91% 3.05% (0.08%) (0.15%) 0.23% 0.12% (0.10%) 3.03% 3.05% NET INTEREST MARGIN 7 (1) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest-bearing liabilities divided by earnings assets multiplied by rate paid on interest-bearing liabilities. Favorable repricing of interest-bearing deposits contributed to the expansion of the net interest margin over prior year and quarter Year-Over-Year (4Q24 vs. 4Q23)Linked Quarter (4 Q24 vs. 3Q24) Loans DepositsMoney Mkt & Securities Borrowings Free Funds1 Loans DepositsMoney Mkt & Securities Borrowings Free Funds1 4Q23 4Q243Q24 4Q24

NONINTEREST INCOME AND REVENUE 8 (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items as detailed in the noninterest income section of the earnings release. 2. Adjusted revenue is the sum of taxable-equivalent net interest income and noninterest income less adjustments. It excludes the impact of securities gains (losses) and fair value and non-hedge derivative income. See Appendix for non-GAAP financial measures. Customer-related noninterest income growth vs prior quarter was primarily driven by capital markets $150 $151 $154 $161 $173 4Q23 1Q24 2Q24 3Q24 4Q24 Customer-Related Noninterest Income 1 ($ millions) $7 31 $7 42 $7 76 $7 92 $8 20 $7 51 $7 53 $7 84 $7 98 $8 21 4Q23 1Q24 2Q24 3Q24 4Q24 Total Revenue (GAAP) Adjusted Revenue (Non-GAAP) Total Revenue 2 ($ millions)

NONINTEREST EXPENSE 9 (1) Adjusted for severance costs, restructuring costs, SBIC investments success fee accruals, FDIC special assessment, intangibles amortization, and other real estate expense. (2) In addition to the expense adjustments from note 1, the efficiency ratio also includes adjustments to revenue for taxable-equivalent interest income, securities gains (losses), and fair value and non-hedge derivative income (loss). See Appendix for non-GAAP financial measures. Noninterest expenses remain well-controlled with increases in the quarter related to compensation accruals, legal services, and occupancy • Adjusted noninterest expense increased $10 million linked quarter, driven by several categories: • Salary and benefits increased $4 million • Occupancy increased $2 million • Professional and legal services increased $3 million • Adjusted noninterest expense was up 4% compared to prior-year quarter Notable items: • 1Q24: $13 million FDIC special assessment • 1Q24: $12 million increase in share-based compensation • 4Q23: $90 million FDIC special assessment $5 81 $5 26 $5 09 $5 02 $5 09 $4 89 $5 11 $5 06 $4 99 $5 09 65.1% 67.9% 64.5% 62.5% 62.0% 4Q23 1Q24 2Q24 3Q24 4Q24 NIE (GAAP) Adjusted NIE (Non-GAAP) Efficiency Ratio ($ millions) Noninterest Expense (NIE) (1) (2)

AVERAGE LOANS AND DEPOSITS 10 Beta calculated using interest-bearing deposit spot rates at August 31 and December 31, which were 3.20% and 2.62%, respectively. Total deposit spot rate at December 31 was 1.78%. Yield on loans decreased 23 basis points; total cost of deposits decreased 21 basis points Average Total Loans Yield on Total Loans Average Total Deposits Cost of Total Deposits $57.1 $57.9 $58.3 $58.7 $59.3 5.94% 6.06% 6.11% 6.15% 5.92% 4Q23 1Q24 2Q24 3Q24 4Q24 ($ billions) $49.1 $47.8 $49.1 $50.3 $51.5 $26.9 $25.5 $25.2 $24.7 $24.9 $75.9 $73.4 $74.2 $75.0 $76.4 2.06% 2.06% 2.11% 2.14% 1.93% 4Q23 1Q24 2Q24 3Q24 4Q24 ($ billions) Average Noninterest-bearing Deposits Average Interest-bearing Deposits Total interest-bearing deposits reflect a 58% cumulative beta

DEPOSIT BALANCE AND BORROWING TRENDS 11 Note: Deposit figures shown in graphs may not foot due to rounding Ending and average customer deposits increased 0.9% and 1.4%, respectively, compared to prior quarter 4Q24 total funding costs decreased 24 basis points vs. 3Q24 • Average noninterest-bearing demand deposits grew ~$130 million, or 0.5% linked-quarter • Noninterest-bearing deposits were 32% of total deposits Average Deposits and Borrowings ($ billions) Ending Deposits and Borrowings ($ billions) $71 $70 $69 $71 $71 $4 $4 $4 $5 $5 $5 $5 $6 $3 $5 - 10 20 30 40 50 60 70 80 90 100 4Q23 1Q24 2Q24 3Q24 4Q24 $70 $69 $70 $70 $71 $6 $4 $5 $5 $5 $5 $7 $7 $6 $5 2.25% 2.34% 2.36% 2.36% 2.12% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% - 10 20 30 40 50 60 70 80 90 100 4Q23 1Q24 2Q24 3Q24 4Q24

TOTAL INVESTMENT SECURITIES & MONEY MARKET INVESTMENTS

The bank has strong on-balance sheet liquidity



Total Investment Securities
and Money Market Investments
(period-end balances)
($ billions)
$2.4
$2.6
$3.2
$2.2
$4.3
$20.7
$20.1
$19.5
$19.4
$18.8
4Q23
1Q24
2Q24
3Q24
4Q24
% of earning assets
29%
28%
28%
27%
28%
Total Investment Securities
Money Market Investments

The investment securities portfolio is designed to be a storehouse of balance sheet liquidity

- Principal and prepayment-related cash flows from investment securities were $749 million for the quarter, offset by reinvestment of $379 million
- The composition of the investment securities portfolio allows for deep on-balance sheet liquidity through the repo market
- Approximately 90% of investment securities are U.S. Government and U.S. Government Agency/GSE securities

The investment securities portfolio is also used to balance interest rate risk

- The estimated deposit duration at December 31, 2024 was assumed to be longer than the loan duration (including swaps); the investment securities portfolio balanced this mismatch
- The estimated price sensitivity of the investment securities portfolio (including the impact of fair value hedges) was 3.4 years, compared to 3.6 years from the prior-year quarter

12

ZIONS BANCORPORATION

NET INTEREST INCOME – OUTLOOK & RATE SENSITIVITY 13 Net interest income is projected to increase in 4Q25 relative to 4Q24 Net Interest Income Sensitivity 4.0% 6.8% 9.4% -100 bps Implied Rate Path +100 bps 4Q25 vs 4Q24 Assuming interest rates follow the rate path implied as of December 31, net interest income is modeled1 to increase in 4Q25 vs. 4Q24 by an additional 6.8%. This assumes Fed Funds Target reaches 4.25% by 4Q25 and interest-bearing deposit beta of approximately 58% -100 and +100 parallel interest rate shocks suggest moderate rate sensitivity between +4.0% and +9.4% 1Assumes no change in the size or composition of the earning assets excluding derivative hedge activity but does assume a change in composition of deposits (a lesser proportion of noninterest-bearing relative to total deposits)

CREDIT QUALITY 14 Net charge-offs remain low, with trailing 12 months net charge-offs at 0.10% of average loans Key Credit Metrics • Net charge-offs relative to average loans: • 0.24% annualized in 4Q24 • 0.10% over the last 12 months • 0.50%: NPAs / loans + OREO • NPA balance decreased $70 million in 4Q24 from 3Q24 • 4.8%: Classified loans / total loans • Classified balance increased $777 million in 4Q24 from 3Q24, driven largely by loans in the commercial real estate portfolio (primarily multifamily, industrial, and office) • 5.9%: Criticized loans / total loans • Criticized balance increased $849 million in 4Q24 from 3Q24, driven by loans in the commercial real estate and commercial & industrial portfolios Allowance for Credit Losses • 1.25% of total loans and leases, flat to the previous quarter Credit Quality Ratios 2.8% 3.3% 3.8% 4.5% 5.9% 0.4% 0.4% 0.5% 0.6% 0.5% 1.4% 1.7% 2.2% 3.6% 4.8% 4Q23 1Q24 2Q24 3Q24 4Q24 Criticized / Loans NPAs / Loans + OREO Classified / Loans 308% 282% 267% 191% 234% 1.26% 1.27% 1.24% 1.25% 1.25% 4Q23 1Q24 2Q24 3Q24 4Q24 ALLL / Nonaccrual loans ACL / Loans

COMMERCIAL REAL ESTATE SUMMARY ($13.5 BILLION BALANCE)

The commercial real estate portfolio is granular and well diversified, 23% of total loans

CRE Portfolio Composition

As of December 31, 2024



All Other CRE, 14%
Multifamily, 30%
Residential Construction, 5%
Hospitality, 5%
Retail, 11%
Office, 13%
Industrial, 22%

- 80% term, 20% construction
- Portfolio growth has been carefully managed for over a decade through disciplined concentration limits
- Granular portfolio with solid sponsor or guarantor support
- Collateral diversified by property type and location

Term CRE ($10.7B)

- Weighted average LTVs (< 60%)
- Maturity distribution over the next three years: 29% (2025), 17% (2026), 16% (2027)
- Average & median loan size of $3.7 million & < $1 million
- Total term CRE portfolio: 12.7% criticized; 11.3% classified; 0.5% nonaccrual; 0.3% delinquencies

Construction and Land Development ($2.8B)

- Land and Acquisition & Development less than $300 million
- Total construction portfolio: 18.8% criticized; 15.7% classified; 0% nonaccrual; 0% delinquencies

Office ($1.8B: $1.7B term | $0.1B construction)

- Weighted average LTVs (< 60%)
- 70% suburban and 30% Central Business District
- Average & median loan size of $4.3 million & < $1 million
- 14.5% criticized; 12.8% classified; 2.7% nonaccrual; 1.4% delinquencies
- $6.1 million 2024 net charge-offs

Note: Loan to Value (LTV) calculations reflect the most current bank ordered / reviewed appraisal in the denominator and the current outstanding balance in the numerator. Appraisals and evaluations are performed in accordance with regulatory guidelines.

15

ZIONS BANCORPORATION

COMMERCIAL REAL ESTATE PROBLEM LOANS IN FOCUS 16 Note: LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level REIS Commercial Property Price Indices and adjusted from the date of most current appraisal. Approximately 29% of CRE classified balances have 2024 appraisals, 10% 2023, 55% 2022-21, 5% 2020 and earlier. The commercial real estate portfolio benefits from strong LTVs, guarantor support, low delinquencies, and diversification • CRE classifieds increased $609 million during the quarter: $254 million in multifamily, $242 million in industrial, and $88 million in office • Downgrades resulted from a slower leasing environment, elevated operating expenses, and higher interest rates • Low CRE nonaccruals (0.43%), delinquencies (0.27%), and charge-offs (TTM 0.06%) due to conservative underwriting, significant equity, and guarantor support • The ACL for CRE lending is substantial relative to credit quality measures (2.3% of CRE balances, 5.3x of CRE nonaccruals, 80x CRE TTM gross charge-offs) 0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ % o f T ot al C la ss ifi ed C R E Classified CRE LTVs Appraised vs. Index Adjusted Most Recent Appraisal Index Adjusted (50) 0 50 100 150 200 250 300 Multifamily Industrial Office Change in CRE Problem Loans Levels 9/30/24 to 12/31/24 Classified Criticized Nonaccrual ($ millions) (0.1%) 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% 1.0% 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 CRE Non-Performing Asset and Charge-offs Levels Net Charge-off Rate (quarterly annualized) Nonaccrual Rate 30+ Days Past Due

CAPITAL STRENGTH 17 Loss-absorbing capital remains strong relative to our risk profile; low credit losses relative to CET1 + ACL Net Charge-offs annualized, as a percentage of risk-weighted assets 0. 04% 0. 06% 0. 16% (0 .0 2% ) 0. 00% 0. 08% 0. 08% 0. 05% 0. 04% 0. 09% 0. 02% 0. 21% (4%) (2%) 0% 2% 4% 6% 8% 10% 12% 14% 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 Common Equity Tier 1 Capital and Allowance for Credit Losses as a percentage of risk-weighted assets 10 .0% 9. 9% 9. 6% 9. 8% 9. 9% 10 .0% 10 .2% 10 .3% 10 .4% 10 .6% 10 .7% 10 .9% 10 .9% 10 .7% 10 .5% 10 .7% 11 .0% 11 .1% 11 .3% 11 .3% 11 .5% 11 .6% 11 .8% 12 .0% 0% 2% 4% 6% 8% 10% 12% 14% 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 Common Equity Tier 1 ACL / Risk-weighted Assets

FINANCIAL OUTLOOK (FY 2025E VS. FY 2024A) 18 Outlook provided as of January 21, 2024 Outlook Comments Slightly Increasing  Commercial loans, particularly for small and medium-sized businesses, are expected to grow moderately, partially offset by managed declines in CRE and mortgage as payoffs are expected to outpace originations Moderately Increasing  Net interest income growth expected from earning asset remix and growth, aided by customer deposit growth and repricing of interest-bearing liabilities Moderately Increasing  Customer-related noninterest income growth is expected across a broad range of fee categories driven by increases in customer activity, with capital markets contributing outsized growth Slightly to Moderately Increasing  Technology costs, increased marketing, and continued investments in revenue- generating businesses expected to put mild pressure on noninterest expense; positive operating leverage expected Increasing Organically  Continued building of equity through retained earnings and AOCI accretion Customer-Related Noninterest Income Loan Balances (period-end) Net Interest Income Common Equity Adjusted Noninterest Expense

ZIONS BANCORPORATION DRIVES VALUE FOR ITS STAKEHOLDERS 19 We are determined to help build strong, successful communities, create economic opportunity, and to help our clients achieve greater financial strength through the relationships we develop and the services we provide. Distinctive Local Operating Model Managing Risk Delivering Value to Our Stakeholders • Transformation of our core systems to a modern, real-time architecture improving banker productivity and customer experience • New digital products and services streamlining our customer interactions • 20% improvement in tangible book value per share in 2024 • Focus on serving small- to medium-sized businesses, resulting in a granular deposit franchise and a long-term funding advantage • Local decision making and empowered bankers support strong customer relationships • Ranked third among all U.S. banks in overall 2023 Greenwich Excellence Awards • Have built and maintained a robust risk management team and framework since the global financial crisis • Net credit losses to loan ratio that is consistently in the top quartile of peer banks • Empower every employee to be accountable for assessing and managing risk Across 11 western states, our footprint includes some of the strongest markets in the country reflected in the quality and diversity of our portfolio • These states create ~35% of national GDP • Population and job growth outpace national average Strong Geographic Footprint

APPENDIX 20 • Financial Results Summary • Accumulated Other Comprehensive Income (AOCI) • Balance Sheet Profitability • Loan Growth by Type • Allowance and Credit Metrics • Earning Asset Repricing • Interest Rate Swaps • Interest Rate Sensitivity – Parallel Shock Analysis • Loan Loss Severity (NCOs as a percentage of nonaccrual loans) • Credit Metrics: Commercial Real Estate • Customer-Related Fee Income Growth • Coalition Greenwich Customer Satisfaction • Non-GAAP Financial Measures

FINANCIAL RESULTS SUMMARY

Quarterly financial highlights

(Dollar amounts in millions, except per share data)	Three Months Ended				Full Year Ending	
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2024	December 31, 2023
Earnings Results:						
Diluted Earnings Per Share	$ 1.34	$ 1.37	$ 1.28	$ 0.96	$ 4.95	$ 4.35
Net Earnings Applicable to Common Shareholders	200	204	190	143	737	648
Net Interest Income	627	620	597	586	2,430	2,438
Noninterest Income	193	172	179	156	700	677
Noninterest Expense	509	502	509	526	2,046	2,097
Pre-Provision Net Revenue - Adjusted (1)	312	299	278	242	1,131	1,170
Provision for Credit Losses	41	13	5	13	72	132
Ratios:						
Return on Assets(2)	0.96 %	0.95 %	0.91 %	0.70 %	0.88 %	0.77 %
Return on Common Equity(3)	13.2 %	14.1 %	14.0 %	10.9 %	13.1 %	13.4 %
Return on Tangible Common Equity(3)	16.0 %	17.4 %	17.5 %	13.7 %	16.2 %	17.3 %
Net Interest Margin	3.05 %	3.03 %	2.98 %	2.94 %	3.00 %	3.02 %
Yield on Loans	5.92 %	6.15 %	6.11 %	6.06 %	6.06 %	5.69 %
Yield on Investment Securities	2.73 %	2.86 %	2.90 %	2.84 %	2.83 %	2.64 %
Average Cost of Total Deposits(4)	1.93 %	2.14 %	2.11 %	2.06 %	2.06 %	1.46 %
Efficiency Ratio (1)	62.0 %	62.5 %	64.5 %	67.9 %	64.2 %	62.9 %
Effective Tax Rate	20.0 %	22.7 %	23.3 %	24.6 %	22.5 %	23.3 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.50 %	0.62 %	0.45 %	0.44 %	0.50 %	0.39 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.24 %	0.02 %	0.10 %	0.04 %	0.10 %	0.06 %
Common Equity Tier 1 Capital Ratio(5)	10.9 %	10.7 %	10.6 %	10.4 %	10.9 %	10.3 %

(1) Adjusted for items such as severance costs, restructuring costs, amortization of other intangibles, SBIC investment success fee accrual, FDIC special assessment, and securities gains (losses). See Appendix for non-GAAP financial measures; (2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits; (5) Current period ratios and amounts represent estimates.

21

ZIONS BANCORPORATION

(2.7) (2.4) (1.7) (1.4) (1.7) (1.3) (3.0) (2.5) (2.0) (1.5) (1.0) (0.5) - 4Q23 4Q24 4Q25 4Q26 as of 9/30/24 as of 12/31/24 ACCUMULATED OTHER COMPREHENSIVE INCOME/LOSS (AOCI) 22 Note: AOCI burndown based on path of forward curve and hedges in place at 09/30/24 and 12/31/2024. Includes accretion of unrealized losses related to the 4Q22 transfers of AFS securities to HTM. Projected AOCI improvement reflects relative stability in higher rate environment due to hedging strategy The loss in AOCI will decline as the underlying investments pay down and mature. Hedging strategy provides meaningful protection if term rates were to increase. • Change in implied forward curve from 09/30/24 to 12/31/24 is projected to have minimal impact to 4Q25 AOCI estimate • The unrealized $2.4 billion accumulated other comprehensive loss is expected to improve by $700 million, or 30%, from 4Q24 to 4Q25 • This would add 75 basis points to the current tangible common equity ratio, all else equal $ B illi on s AOCI Loss Projection Actual Projection Based on forward curve:

BALANCE SHEET PROFITABILITY 23 (1) Return on Tangible Common Equity is a non-GAAP measure. See Appendix for non-GAAP financial measures. Excluding the effect of AOCI from average tangible common equity would result in associated returns of 6.7%, 8.4%, 10.9%, 11.4%, and 10.9% for the periods presented, respectively. Profitability has stabilized over the past several quarters 0.57% 0.70% 0.91% 0.95% 0.96% 4Q23 1Q24 2Q24 3Q24 4Q24 11.8% 13.7% 17.5% 17.4% 16.0% 4Q23 1Q24 2Q24 3Q24 4Q24 Return on Assets Return on Tangible Common Equity 1

LOAN GROWTH IN DETAIL 24 (1) Growth rate quarter over quarter, not annualized Loan growth in 1-4 family mortgage and energy (oil & gas) Compared to the prior quarter: • Period-end loans increased $526 million or 0.9% • Loan growth in dollars predominantly in 1-4 family and energy (oil & gas) • Balance declines in residential construction (categorized under ‘Other’), CRE construction, and owner occupied Linked Quarter Loan Balance Growth Total Loans: +0.9% G ro w th R at e: L in ke d Q ua rte r 1 Balance Change: Linked Quarter C&I (ex-Oil & Gas), 0% Owner occupied, (1%) CRE C&D, (2%) CRE Term, 0% Home Equity, 3% 1-4 Family, 5% Energy (Oil & Gas), 7% Municipal, 2% -10% -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% -$400 -$300 -$200 -$100 $0 $100 $200 $300 $400 $500 $600 Note: circle size indicates relative proportion of loan portfolio as of 4Q24. ($ millions) Note: ‘Other’ category not shown (-12%)

ALLOWANCE AND CREDIT METRICS THROUGH HISTORY 25 CECL methodology reflects reserve build ahead of realized deterioration of credit metrics 514 546 590 636 678 711 738 729 736 726 736 741 1.00 1.04 1.09 1.14 1.20 1.25 1.30 1.26 1.27 1.24 1.25 1.25 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 ACL ($) ACL (%) • Through 2022 and 2023, the ACL increased, despite improving problem loan levels, due to forecasts of future credit quality deterioration, including $190 million of increase specifically for the commercial real estate portfolio • During 2024, the ACL has remained relatively flat as a percent of loans, despite increases in problem loan levels, as deterioration previously reserved for was somewhat realized 252 201 151 149 171 162 216 222 248 261 363 297 1,148 1,009 965 929 912 768 769 825 966 1,264 2,093 2,870 Nonaccrual Classified Coverage ratio remained steady while problem loans increased Coverage ratio increased while problem loans decreased

SIMULATED REPRICING EXPECTATIONS: EARNING ASSETS & LOANS 26 Note: Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. A substantial portion of earning assets reset within one year with additional resets in later periods 55% 8% 8% 7% 9% 13% 56% 8% 9% 7% 7% 13% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f L oa ns Loans: Rate Reset and Cash Flow Profile Loans After Hedging 46% 8% 9% 7% 10% 20% 49% 8% 10% 7% 6% 20% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f E ar ni ng A ss et s Earning Assets After Hedging Earning Assets: Rate Reset and Cash Flow Profile

INTEREST RATE SWAPS AT DECEMBER 31, 2024 27 Swaps are used to balance our interest rate sensitivity Received-Fixed Hedges1 (pay floating rate) Pay-Fixed Rate Hedges2 (receive floating rate) (1) Received-fixed hedges consist of hedging pools of floating rate loans or received-fixed swaps on long-term subordinated debt (2) Pay-fixed hedges consist of fair value swaps hedging fixed-rate AFS securities and fixed-rate commercial loans or short-term debt hedges on rolling FHLB advances Interest rate sensitivity is managed in part with portfolio interest rate hedges1 • In 4Q24, $200 million in receive-fixed loan swaps added with an average fixed rate of 3.69% and $500 million in receive- fixed debt swaps added with an average fixed rate of 3.93% 350 1,050 1,050 1,050 1,050 1,000 800 708 2.34 3.36 3.36 3.36 3.36 3.36 3.59 3.84 0 200 400 600 800 1,000 1,200 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 2026 2027 Average Outstanding ($B) Average Fixed Rate Received (%) 5,068 5,068 5,053 4,858 4,565 4,557 4,562 4,558 3.27 3.27 3.26 3.24 3.21 3.21 3.21 3.21 4,300 4,400 4,500 4,600 4,700 4,800 4,900 5,000 5,100 5,200 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 2026 2027 Average Outstanding ($B) Average Fixed Rate Paid (%) $ Bi lli on s

INTEREST RATE SENSITIVITY – PARALLEL RATE SHOCKS 28 (1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size or composition of the earning assets excluding derivative hedge activity but does assume a change in composition of deposits (a lesser proportion of noninterest-bearing relative to total deposits). Standard parallel rate shocks suggest asset sensitivity (6%) (3%) 3% 5% (9%) (4%) 4% 9% −200 bps −100 bps +100 bps +200 bps Simulated Net Interest Income Sensitivity 1 as of 9/30/2024 as of 12/31/2024

LOAN LOSS SEVERITY 29 Source: S&P Capital IQ. Calculated using the average of annualized quarterly results. When problems arise, Zions generally experiences less severe loan losses due to strong collateral and underwriting practices 10% 16% 18% 22% 22% 23% 23% 29% 37% 39% 46% 48% 51% 55% 57% 58% 61% 75 % W AL M TB ZI O N BO KF C AD E FH N C M A W BS EW BC W TF C KE Y C FG H BA N SN V FI TB R F C FR PN FP C O LB Annualized NCOs / Nonaccrual Loans Five Year Average (2019Q4 – 2024Q3) Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2009Q4 – 2024Q3) 16% 19% 19% 20% 22% 27% 27% 31% 40% 42% 45% 45% 48% 52% 52% 53% 55% 67 % BO KF M TB W AL ZI O N C AD E C M A FH N W BS C FG C FR W TF C EW BC KE Y R F PN FP H BA N SN V FI TB C O LB >1 00% >1 00%

IN-DEPTH REVIEW: COMMERCIAL REAL ESTATE 30 Data is updated through 4Q24. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level REIS Commercial Property Price Indices and adjusted from the date of most current appraisal. Limited tail loan-to-value risk in portfolio; controlled CRE growth Term WAVG LTV % of CRE Term % of CRE Construction Multifamily 57% 27% 51% Industrial / Warehouse 53% 23% 23% Office 56% 16% 5% Retail 48% 13% 4% Hospitality 48% 6% 1% Zions has modest “tail risk” in its CRE portfolio Total CRE Problem Loan Trends as a percentage of total CRE loans 0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ % o f T ot al T er m B al an ce s Term CRE LTVs Appraised vs. Indexed Most Recent Appraisal Index Adjusted 2.7 2.7 2.7 2.8 2.8 10.7 10.9 10.8 10.6 10.7 4Q23 1Q24 2Q24 3Q24 4Q24 Term Balances Construction Balances 1.0 1.1 0.4 3.2 1.8 1.7 0.9 3.1 2025 2026 2027 2028 2029+ Maturities Term Balances Construction Balances 0% 5% 10% 15% 20% 25% 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate ($ b illi on s) Balance Trends

DISCIPLINED COMMERCIAL REAL ESTATE GROWTH 31 Data as of September 30, 2024; peer growth rates are normalized for significant acquisitions Commercial real estate loan growth lags peers due to continued exercise of concentration risk discipline Zions has exercised caution in CRE concentrations for more than a decade and in underwriting standards for many decades. • Key factors for consideration in credit risk within CRE • Measured and disciplined growth compared to peers • Significant borrower equity – conservative LTVs • Disciplined underwriting on debt service coverage • Diversified by geography and asset class • Limited exposure to land 0 50 100 150 200 250 300 350 1Q 15 1Q 16 1Q 17 1Q 18 1Q 19 1Q 20 1Q 21 1Q 22 1Q 23 1Q 24 3Q 24 ZION Peer Top Quartile Peer Bottom Quartile Indexed: 1Q15 = 100 Commercial Real Estate Excluding Owner Occupied

0% 5% 10% 15% 20% 25% 30% 35% 40% 45% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ % o f T ot al C R E O ffi ce T er m Most Recent Appraisal Index Adjusted 0.2 0.2 0.1 0.1 0.1 1.8 1.8 1.8 1.8 1.7 4Q23 1Q24 2Q24 3Q24 4Q24 Balance Trends Term Balances Construction Balances IN-DEPTH REVIEW: CRE OFFICE ($1.8 BILLION BALANCE) 32 Data updated through 4Q24. (1) Based on loans > $2.5 million - 90% of portfolio. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level REIS Commercial Property Price Indices and adjusted from the date of most current appraisal. CRE Office portfolio is 13% of total CRE exposure; 3% of total loans; charge-offs remain limited • Allowance for credit losses: 3.9% of balances / 27% of criticized balances • 9% decrease in balances year-over-year via payoffs, loan rebalance, amortization • Increase in office criticized due to tenant vacancy in multi tenant buildings and value add properties undergoing lease up • Despite increase in Criticized, nonaccruals remain low at 2.8% • Median loan size: < $1 million; average loan size: $4.5 million • 39% variable rate with swap, 15% fixed rate, 46% variable rate w/o swap • 43 percent of office exposure has a 2025 maturity Office Problem Loan Trends as a percentage of total office loans ($ b illi on s) When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs at origination CRE Office Term LTVs Appraised vs. Indexed 0.1 0.7 0.2 0.2 0.1 0.5 2025 2026 2027 2028 2029+ Maturities Term Balances Construction Balances 0% 5% 10% 15% 20% 25% 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate

IN-DEPTH REVIEW: CRE OFFICE ($1.8 BILLION BALANCE) 33 Data is updated through 4Q24. (1) Portfolio metrics based on loans > $2.5 million – 90% of portfolio. Zions’ office collateral is diversified geographically, has limited exposure to CBD offices, and majority of building sizes < 200 thousand sq ft Office Collateral Summary • Largest exposure by state (percent of portfolio): UT 24%,CA 20%, WA 17%, AZ 14%, TX 11% • Largest exposure by MSA (percent of portfolio): Seattle 14%, Phoenix 13%, SLC 12%, Provo 8%, Los Angeles 7% • Stabilized term office portfolio is 86% leased (weighted average)1 • 2/3 suburban, 1/3 central business district1 • 1/3 of portfolio is credit tenant leased1 • 2/3 multi-tenant office, 1/3 single tenant1 • Over 80% of single tenant buildings are leased to credit tenants • Collateral size: 2/3 of exposure secured by buildings < 200 thousand sq ft ($ m illi on s) 17% 41% 49% 28% 3% 48% 22% 14% 83% 59% 51% 72% 97% 52% 78% 86% $58 $77 $79 $186 $255 $278 $328 $403 CO NV ID TX AZ WA CA UT Term CRE Office By State, CBD / Suburban ($MMs) CBD Suburban0 100 200 300 400 500 600 700 800 <50 50-100 100-200 200-300 300-400 400-500 500+ Single / Multi Tenancy by Office Collateral Size Multi Tenant Single Tenant

CRE Multifamily Term LTVs Appraised vs. Indexed IN-DEPTH REVIEW: CRE MULTIFAMILY ($4.0 BILLION BALANCE) 34 Data is updated through 4Q24. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level REIS Commercial Property Price Indices and adjusted from the date of most current appraisal. CRE multifamily portfolio is 30% of total CRE exposure; 7% of total loan exposure • Allowance for credit losses: 2.6% of total multifamily balances / 12% of criticized balances – no charge offs in 2024 • 8% increase in balances YOY – construction loans funding up • Despite increase in criticized levels due to longer lease up timelines and construction delays, nonaccruals and delinquencies at 0.02% • 73% term, 27% construction • Median loan size: < $1 million; average loan size: $5.8 million • 18% variable rate with swap, 11% fixed rate, 71% variable rate w/o swap • Multifamily by location – 28% TX, 26% CA, 13% AZ, 11% UT, 22% all other Multifamily Problem Loan Trends as a percentage of total multifamily loans When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs at origination 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ % o f T ot al M ul tif am ily T er m Most Recent Appraisal Index Adjusted 0% 5% 10% 15% 20% 25% 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate 0.9 1.0 1.0 1.1 1.1 2.8 2.9 2.8 2.8 2.9 4Q23 1Q24 2Q24 3Q24 4Q24 Balance Trends Term Balances Construction Balances 0.4 0.6 1.1 0.7 0.4 0.1 0.6 2025 2026 2027 2028 2029+ Maturities Term Balances Construction Balances ($ b illi on s)

0.6 0.6 0.5 0.5 0.5 2.4 2.6 2.5 2.5 2.5 4Q23 1Q24 2Q24 3Q24 4Q24 Balance Trends Term Balances Construction Balances IN-DEPTH REVIEW: CRE INDUSTRIAL ($3.0 BILLION BALANCE) 35 Data is updated through 4Q24. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. The Indexed Adjusted values are adjusted based on the MSA level REIS Commercial Property Price Indices and adjusted from the date of most current appraisal. CRE Industrial portfolio is 22% of total CRE exposure; 5% of total loan exposure • Allowance for credit losses: 2.3% of balances / 16% of criticized balances • 4% decrease in balances YOY via payoffs, loan rebalance, amortization • Despite increase in criticized levels due to longer lease up timelines and construction delays, nonaccruals and delinquencies at 0% each • 83% term, 17% construction • Median loan size: < $1 million; average loan size: $4.6 million • 18% variable rate with swap, 11% fixed rate, 72% variable rate w/o swap • By location – 31% CA, 17% TX, 14% AZ, 12% NV, 12% UT, 15% all other Industrial Problem Loan Trends as a percentage of total industrial loans ($ b illi on s) When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs at origination 0.2 0.2 0.7 0.4 0.5 0.2 0.6 2025 2026 2027 2028 2029+ Maturities Term Balances Construction Balances 0% 5% 10% 15% 20% 25% 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ % o f T ot al C R E In du st ria l T er m Most Recent Appraisal Index Adjusted CRE Industrial Term LTVs Appraised vs. Indexed

443 473 490 508 525 549 575 614 620 639 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 $ M ill io ns CUSTOMER-RELATED FEE INCOME GROWTH: 2015 THROUGH 2024 36 Customer-related fee income has achieved a 4.2% compounded annual growth rate since 2015 led by Capital Markets (+15%) and Wealth Management (+10%) CAGR +4.2%

ZIONS FINISHES THIRD NATIONALLY IN 2023 GREENWICH EXCELLENCE AWARDS

Zions compares favorably to major competitors

Coalition Greenwich Customer Satisfaction (2023)
% Excellent Citations*

(Major Bank Competitors: JP Morgan, Bank of America, Wells Fargo, US Bank)

	Zions Bancorp	Major Bank Competitors (Average Score)	Highest Major Bank Competitor's Score	Zions' Rank
Middle Market (Revenue of $10MM-$500MM)				
Overall Satisfaction - Customers	54	46	53	1st
Bank You Can Trust	83	53	57	1st
Values Long-Term Relationships	83	53	57	1st
Ease of Doing Business	64	50	54	1st
Digital Product Capabilities	58	41	46	1st
Overall Customer Satisfaction with Bankers	78	55	58	1st
Net Promoter Score**	52	40	48	1st

Greenwich Excellence Awards

- Ranked ***third among all U.S. banks with 20 overall national Excellence Awards***
- One of only three U.S. banks to average 16 or more wins since the inception of the awards in 2009
- The small business results ($1-10MM revenue) were similar to the middle market results, with even stronger scores in overall satisfaction, ease of doing business and digital product capabilities

Greenwich
Best Brand
2023

Greenwich "Best Brand" Awards

- Won all three brand awards in the Middle Market and Small Business categories
  - Bank You Can Trust
  - Values Long-Term Relationships
  - Ease of Doing Business

37

Source: 2023 Coalition Greenwich Market Tracking Program Nationwide .
* Excellent Citations are a "5" on a 5 point scale from "5" excellent to "1" poor
** NPS Range: World Class 70+; Excellent 50+; Very Good 30+; Good 0 - 30; Needs Improvement (100) - 0

ZIONS BANCORPORATION

NON-GAAP FINANCIAL MEASURES 38 In millions, except per share amounts 4Q24 3Q24 2Q24 1Q24 4Q23 FY 2024 FY 2023 (a) Total noninterest expense $509 $502 $509 $526 $581 $2,046 $2,097 LESS adjustments: Severance costs 1 1 1 3 14 Other real estate expense (1) (1) Amortization of core deposit and other intangibles 2 2 1 2 2 7 6 FDIC special assessment (3) 1 13 90 11 90 SBIC investment success fee accrual 1 1 Restructuring costs 1 (b) Total adjustments - 3 3 15 92 21 111 (c) =(a - b) Adjusted noninterest expense 509 499 506 511 489 2,025 1,986 d) Net interest income 627 620 597 586 583 2,430 2,438 (e) Fully taxable-equivalent adjustments 12 12 11 10 10 45 41 (f) = (d + e) Taxable-equivalent net interest income (TE NII) 639 632 608 596 593 2,475 2,479 (g) Noninterest Income 193 172 179 156 148 700 677 (h) = (f + g) Combined Income $832 $804 $787 $752 $741 $3,175 $3,156 LESS adjustments: Fair value and nonhedge derivative income (loss) 3 (3) (1) 1 (9) - (4) Securities gains (losses), net 8 9 4 (2) (1) 19 4 (i) Total adjustments 11 6 3 (1) (10) 19 - (j) = (h - i) Adjusted revenue $821 $798 $784 $753 $751 $3,156 $3,156 (j - c) Adjusted pre-provision net revenue (PPNR) $312 $299 $278 $242 $262 $1,131 $1,170 (c) / (j) Efficiency Ratio 62.0% 62.5% 64.5% 67.9% 65.1% 64.2% 62.9%

NON-GAAP FINANCIAL MEASURES (CONTINUED) 39 In millions 4Q24 3Q24 2Q24 1Q24 4Q23 FY 2024 FY 2023 Return on Average Tangible Common Equity (Non-GAAP) Net earnings applicable to common $200 $204 $190 $143 $116 $737 $648 Adjustments, net of tax: Amortization of core deposit and other intangibles 1 1 1 1 1 4 4 (a) Net earnings applicable to common, net of tax $201 $205 $191 $144 $117 $741 $652 Average common equity (GAAP) $6,036 $5,738 $5,450 $5,289 $4,980 $5,630 $4,839 Average goodwill and intangibles (1,053) (1,054) (1,056) (1,058) (1,060) (1,055) (1,062) (b) Average tangible common equity (non-GAAP) $4,983 $4,684 $4,394 $4,231 $3,920 $4,575 $3,777 (c) Number of days in quarter 92 92 91 91 92 n/a n/a (d) Number of days in year 366 366 366 366 365 n/a n/a (a/b/c)*d Return on average tangible common equity (non- GAAP) 16.0% 17.4% 17.5% 13.7% 11.8% 16.2% 17.3%

z i o n s b a n c o r p o ra t i o n . c o m